SECURITIES AND EXCHANGE COMMISSION

                        WASHINGTON, D.C.  20549


                                FORM 8-K

               CURRENT REPORT pursuant to Section 13 or 15(d) of
                     the Securities Exchange Act of 1934

Date of Report   (Date of earlier event reported)  October 24, 2000


                        COVEST BANCSHARES, INC.
        (Exact name of Registrant as specified in its charter)


      Delaware               0-20160               36-3820609
    (State or other      (Commission File No.)    (IRS Employer
     jurisdiction of                                Number)
     Incorporation)


           749 Lee Street, Des Plaines, Illinois    60016
        (Address of principal executive offices)  (Zip Code)

(Registrant's telephone number, including area code)  847-294-6500



Item 5.  Other Events

On Tuesday, October 24, 2000, the Company issued a press release pertaining to Third Quarter 2000 results. The text of the press release is attached hereto as Exhibit 99.1.




Item 7.  Exhibit 99.1



                             SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  October 24, 2000


                          COVEST BANCSHARES, INC.



                          By:   /s/ JAMES L. ROBERTS

                                -----------------------------
                                James L. Roberts
                                President and
                                Chief Executive Officer


                          By:   /s/ PAUL A. LARSEN

                                -----------------------------
                                Paul A. Larsen
                                Executive Vice President and
                                Chief Financial Officer




CoVest Bancshares, Inc. Reports 8 Percent Increase in Net Income

DES PLAINES, IL October 24, 2000 - CoVest Bancshares, Inc.'s (Nasdaq/COVB) net income was $1,157,000 for the third quarter of 2000, up 8% over $1,068,000 for the same period last year. Basic earnings per share were $0.29, a 12% increase compared to $0.26 per share for the third quarter of 1999. Diluted earnings per share were $0.29, a 16% increase compared to $0.25 per share for third quarter 1999.

For the first nine months of 2000, the Company earned $3,379,000 versus $2,893,000 for the like period in 1999. Basic earnings per share were $0.84 compared to $0.70 per share for the first nine months of 2000. Diluted earnings per share were $0.82, a 22% increase compared to $0.67 per share for the first nine months of 1999.

Return on average equity and return on average assets during the third quarter were 9.93% and 0.83% respectively during 2000 compared to 9.29% and 0.79% in 1999.

The Company's efficiency ratio was 59.31% compared to 59.32% in the third quarter of 1999. The Company's goal is to maintain an efficiency ratio in the 60% range.

Cash earnings (net income adjusted for the after tax impact of amortization of goodwill) for the third quarter of 2000 were approximately $1,188,000, or $0.30 (basic) and $0.30 (diluted) earnings per share, compared to $1,094,000 or $0.27 (basic) and $0.26 (diluted) earnings per share for the same period in 1999.

Net interest income increased by $217,000, or 5%, for the third quarter of 2000 compared to the third quarter of 1999. A $27 million increase in average earning assets for the third quarter of 2000 versus the third quarter of 1999 accounted for part of this increase. The Company's net interest margin averaged 3.26% for the third quarter of 2000, a 3 basis point decrease from 3.29% in 1999. The net spread averaged 2.58% for the third quarter of 2000, a 21 basis point decrease from 2.79% during the third quarter of 1999. The yield on average earning assets increased by 65 basis points while the cost of interest-bearing liabilities increased by 86 basis points. The Company expects the net interest margin to remain relatively stable during the next several quarters.

The provision for possible loan losses was $250,000 for the third quarter of 2000 versus $454,000 for the like period in 1999. On a year to date basis, the provision has decreased from $841,000 for the first nine months of 1999 to $760,000 for the first nine months of 2000.

Non-interest income decreased $298,000, or 31%, to $651,000 from the comparable quarter last year. Loan charges and servicing fees decreased by $89,000 as the volume of loans remained the same. Mortgage Center income was down 41%, to $122,000 in the third quarter of 2000 compared to $206,000 in the similar quarter in 1999. The volume of new loans generated dropped due to higher interest rates, which had a major impact on mortgage loan refinancings and new loan generation. As of August 21, 2000, the Mortgage Center operation was merged with the regular banking operations and the McHenry Mortgage Center was closed. Deposit related charges and fees increased by $14,000 during the third quarter of 2000 as compared to the third quarter of 1999. During the third quarter of 2000, other income decreased by $158,000, or 89%, to $19,000 from the comparable quarter last year. This included a gain on the sale of other real estate owned of $94,332 in 1999 and the write off of leasehold improvements of $69,574 related to the closing of the Mortgage Center in 2000.

Non-interest expense decreased $49,000, or 2% for the third quarter of 2000 from the comparable quarter in 1999. Total compensation and benefit costs increased $165,000 for the quarter ended September 30, 2000 versus September 30, 1999. There were decreases in commission expenses of $36,000 due to a lower volume of loan originations; the cost of Federal Deposit Insurance premiums decreased by $31,000 because of a lower assessment level; data processing expenses decreased by $22,000 as Y2K expenses were not present during 2000; and miscellaneous expenses decreased by $92,000. Total expenses of $40,000 related to the closing of the Mortgage Center was incurred during the third quarter of 2000. The Company's goal is to maintain an efficiency ratio in the 60% range.

The Company's assets increased to $579 million as of September 30, 2000, as compared to $568 million at December 31, 1999. Net loans receivable increased $24.2 million to $487 million as of September 30, 2000 versus $463 million outstanding as of December 31, 1999. Multi-family loans increased by $29.5 million and commercial loans increased by $23.7 million. This increase was offset by a decrease in leases, commercial real estate, and mortgage loans of approximately $31.5 million. Limited growth in the loan portfolio is expected during the remainder of 2000. Total securities have decreased by $15.2 million as a result of the sales maturities and security paydowns. These funds were used to repay FHLB advances. Deposits increased 17% to $466 million as of September 30, 2000 compared to $398 million as of December 31, 1999.
In March 2000, the Bank introduced a High Yield Account. This account has a market sensitive rate of interest that is indexed to the 91-day Treasury Bill weekly auction rate. All balances over $2,500 are tiered to this market interest rate. The Company is focused on growing High Yield Account balances and attracting new commercial deposit accounts. At September 30, 2000, the account had a $114 million balance, a 28% increase from year-end 1999. Additional deposit growth has been centered in non-interest bearing deposits that grew by approximately 32% or $6.2 million and purchased certificates of deposit, which increased by approximately 92% or $40.5 million. The increase in purchased money certificates of deposits has been used to pay down FHLB borrowings.

Stockholders' equity totaled $47 million at September 30, 2000. The number of common shares outstanding was 3,918,021 and the book value per common share outstanding was $11.96.

At September 30, 2000, the Allowance for Possible Loan Losses was $5.5 million as compared to $4.8 million at December 31, 1999.

At September 30, 2000, total non-performing assets amounted to $3,030,000, or 0.52% of total assets compared to $766,000, or 0.13% of total assets at December 31, 1999. Most of this increase is related to one commercial real estate borrower for $1.9 million.

CoVest Bancshares, Inc. is a bank holding company for CoVest Banc, a national bank servicing customers with three full-service offices located in the northwest suburbs of the greater Chicago area. The Bank offers a wide range of retail and commercial banking services to the communities it serves. In addition, the bank provides other financial investments through its subsidiary, CoVest Investments, Inc.


SAFE HARBOR STATEMENT

This report contains certain forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Reform Act of 1995, and is including this statement for purposes of these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies and expectations of the Company, are generally identifiable by use of the words "believe," "expect," "intend," "anticipate," "estimate," "project" or similar expressions. The Company's ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse affect on the operations and future prospects of the Company and the subsidiary include, but are not limited to, changes in: interest rates, general economic conditions, legislative/regulatory changes, monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Federal Reserve Board, the quality or composition of the loan or securities portfolios, demand for loan products, deposit flows, competition, demand for financial services in the Company's market area, our implementation of new technologies, our ability to develop and maintain secure and reliable electronic systems and accounting principles, policies and guidelines. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Further information concerning the Company and its business, including additional factors that could materially affect the Company's financial results, is included in the Company's filings with the Securities and Exchange Commission.

COVEST BANCSHARES INC.
FINANCIAL HIGHLIGHTS
(Unaudited)
                                        THREE MONTHS ENDED
                                 SEPTEMBER 30,    SEPTEMBER 30,
                                     2000             1999         % CHANGE
                                 ------------     ------------     --------
Earnings:

  Net Interest Income (FTE)       $4,426,000       $4,250,000         4%

  Net Income                      $1,157,000       $1,068,000         8%

  Per Share

    Earnings                           $0.29            $0.26        12%

    Diluted Earnings                   $0.29            $0.25        16%

Key Ratios:

  Return on Average Assets             0.83%            0.79%         5%

  Return on Average Equity             9.93%            9.29%         7%

  Net Interest Margin                  3.26%            3.29%        -1%

  Efficiency Ratio                    59.31%           59.32%         0%

  Average Stockholders' Equity to
    Average Assets                     8.33%            8.54%        -3%

Risk-Based Capital Ratios:

  Tier I

      Company                          11.5%            11.5%         0%

      Bank                             11.1%            11.1%         0%

  Total

      Company                          12.8%            12.7%         1%

      Bank                             12.4%            12.3%         1%

Common Stock Data:

  Cash Dividends Declared Per Share   $0.08            $0.08          0%

  Book Value Per Share               $11.96           $11.13          7%

  Price/Earnings Ratio                 9.71X           14.43X       -33%





COVEST BANCSHARES INC.
FINANCIAL HIGHLIGHTS
(Unaudited)

                                          NINE MONTHS ENDED
                                   SEPTEMBER 30,     SEPTEMBER 30,
                                       2000             1999        % CHANGE
                                   ------------      ------------   ---------
Earnings:

  Net Interest Income (FTE)         $13,012,000      $12,328,000        6%

  Net Income                         $3,379,000       $2,893,000       17%

  Per Share

    Earnings                              $0.84            $0.70       20%

    Diluted Earnings                      $0.82            $0.67       22%

Key Ratios:

  Return on Average Assets                 0.80%            0.72%      11%

  Return on Average Equity                 9.70%            8.30%      17%

  Net Interest Margin                      3.19%            3.18%       0%

  Efficiency Ratio                        59.89%           65.80%      -9%

  Average Stockholders' Equity to
    Average Assets                         8.27%            8.63%      -4%

Risk-Based Capital Ratios:

  Tier I

      Company                             11.5%            11.5%        0%

      Bank                                11.1%            11.1%        0%

  Total

      Company                             12.8%            12.7%        1%

      Bank                                12.4%            12.3%        1%

Common Stock Data:

  Cash Dividends Declared Per Share       $0.24            $0.24        0%

  Book Value Per Share                   $11.96           $11.13        7%

  Price/Earnings Ratio                     9.71X           14.43X     -33%







COVEST BANCSHARES INC.
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(Unaudited)

(Dollars in thousands, except
 per share data)
                                           SEP 30,      DEC 31,
                                             2000         1999
                                          ---------    ---------
ASSETS
------
CASH ON HAND AND IN BANKS                 $ 12,731   $    9,027

INTEREST BEARING DEPOSITS                        7        1,590
                                          ---------    ---------
  Cash and Cash Equivalents                 12,738       10,617

SECURITIES:
  Securities Available-for-Sale             40,365       51,702
  Mortgage-Backed and Related
    Securities Available-for-Sale           14,572       18,759
  Federal Home Loan Bank and
   Federal Reserve Bank Stock                6,843        6,529
                                          --------     --------
TOTAL SECURITIES                            61,780       76,990

LOANS RECEIVABLE:
  Commercial Loans                          41,130       17,426
  Multi-Family Loans                       155,635      126,109
  Commercial Real Estate Loans              67,028       74,284
  Construction Loans                        47,480       46,177
  Commercial/Municipal Leases                9,036       22,029
  Mortgage Loans                           118,917      130,160
  Consumer Loans                            52,816       51,239
  Mortgage Loans Held for Sale                 287          106
                                          --------     --------
    TOTAL LOANS RECEIVABLE                 492,329      467,530
  Allowance for Possible Loan Losses       ( 5,474)     ( 4,833)
                                          --------     --------
LOANS RECEIVABLE, NET                      486,855      462,697

ACCRUED INTEREST RECEIVABLE                  3,475        3,437
PREMISES AND EQUIPMENT                      10,125       10,669
GOODWILL                                     1,595        1,749
MORTGAGE SERVICING RIGHTS                      126          148
OTHER ASSETS                                 1,922        2,189
                                          --------     --------
TOTAL ASSETS                              $578,616     $568,496
                                          ========     ========



COVEST BANCSHARES INC.
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (Continued)
(Unaudited)


(Dollars in thousands, except
 per share data)
                                            SEP 30,       DEC 31,
                                              2000          1999
                                           ---------     ---------
LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------
LIABILITIES:
  Deposits:
      Non-Interest Bearing                 $  25,938    $  19,691
      Interest Bearing Checking               22,096       21,930
      Savings Accounts                        44,158       49,700
      Money Market Accounts                  113,733       88,779
      Certificates of Deposit                163,557      165,578
      Jumbo CDs                               11,771        8,204
      Purchased CDs                           84,684       44,173
                                            --------     --------
                                             465,937      398,055
  Short-Term Borrowings and Securities
    Sold U/A to Repurchase                    33,858       85,004
  Long-Term Advances from Federal
    Home Loan Bank                            24,000       29,000
  Advances from Borrowers for
    Taxes and Insurance                        2,729        4,640
  Accrued Expenses and Other Liabilities       5,239        5,523
                                           ---------    ---------
TOTAL LIABILITIES                            531,763      522,222


STOCKHOLDERS' EQUITY:
  Common Stock, par value $.01 per share;
    7,500,000 authorized shares; 4,403,803
    shares issued at 9/30/00 and 12/31/99
    respectively                                  44           44
  Additional Paid-in Capital                  17,727       17,919
  Retained Earnings                           35,927       33,514
  Treasury Stock, 485,782 shares and
    299,796 shares, held at cost 9/30/00
    and 12/31/99 respectively                 (6,204)      (4,312)
  Unearned Stock Award                             0          (14)
  Accumulated Other Comprehensive
    Loss                                        (641)        (877)
                                           ---------     --------
TOTAL STOCKHOLDERS' EQUITY                    46,853       46,274
                                           ---------     --------
TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY                        $578,616     $568,496
                                            ========     ========



COVEST BANCSHARES INC.
CONSOLIDATED STATEMENTS OF INCOME AND
COMPREHENSIVE INCOME                        THREE MONTHS ENDED        NINE MONTHS ENDED
(Unaudited)                                 SEP 30,     SEP 30,	     SEP 30,      SEP 30,
(Dollars in thousands, except                 2000        1999	        2000         1999
 per share data)                          ---------    ---------	  ---------   ---------
INTEREST INCOME
  Loans and Leases Receivable               $10,050      $ 8,254     $28,871      $23,518
  Interest Bearing Deposits at Banks             10           25         288          596
  Mortgage-Backed and Related Securities        261          358         868        1,253
  Taxable Securities                            465          677       1,527        1,962
  Tax Exempt Securities                          95          171         288          505
  Other Interest and Dividend Income            132          110         369          354
                                           ---------    ---------   ---------   ---------
  Total Interest Income                      11,013        9,595      32,211       28,188
INTEREST EXPENSE
  Deposits                                    5,760        3,773      15,582       11,110
  Advances from Federal Home Loan Bank          670        1,486       3,206        4,710
  Other Borrowed Money                          204          174         559          300
                                           ---------    ---------   ---------   ---------
  Total Interest Expense                      6,634        5,433      19,347       16,120

NET INTEREST INCOME                           4,379        4,162      12,864       12,068
  Provision for Possible Loan Losses            250          454         760          841
NET INTEREST INCOME AFTER PROVISION        ---------    ---------   --------    ---------
  FOR POSSIBLE LOAN LOSSES                    4,129        3,708      12,104       11,227

NON-INTEREST INCOME
  Loan Servicing Fees                           197          286         790          763
  Mortgage Center Income                        122          206         330        1,237
  Deposit Related Charges and Fees              281          267         770          755
  Gain/(Loss) on Sale of Securities              -0-         (17)        (96)         (15)
  Insurance and Annuity Commissions              32           30         123          128
  Other                                          19          177         164          337
                                           ---------    ---------   ---------   ---------
TOTAL Non-Interest Income                       651          949       2,081        3,205

NON-INTEREST EXPENSE
  Compensation and Benefits                   1,478        1,313       4,588        4,799
  Commissions and Incentives                    159          195         416          610
  Occupancy and Equipment                       488          515       1,500        1,564
  Federal Insurance Premium                      21           52          61          158
  Data Processing                               217          239         654          727
  Advertising                                   148          154         350          349
  Other Real Estate Owned                        (2)          -0-         (8)           2
  Amortization of Goodwill                       51           51         153          154
  Amortization of Mortgage Servicing Rights      10            8          21           43
  Other                                         413          505       1,216        1,643
                                           ---------    ---------  ---------    ----------
TOTAL NON-INTEREST EXPENSE                    2,983        3,032       8,951       10,049
                                           ---------    ---------  ---------    ----------
INCOME BEFORE INCOME TAXES                    1,797        1,625       5,234        4,383
  Income Tax Provision                         (640)        (557)     (1,855)      (1,490)
                                           ---------    ---------  ---------    ----------
NET INCOME                                  $ 1,157      $ 1,068     $ 3,379      $ 2,893
                                           =========    =========  =========    ==========

Basic Earnings Per Share                      $0.29        $0.26       $0.84        $0.70
Diluted Earnings Per Share                    $0.29        $0.25       $0.82        $0.67

Comprehensive Income                        $ 1,763      $   984     $ 3,615      $ 1,840

COVEST BANCSHARES INC.
AVERAGE BALANCE SHEET
(Unaudited)
(Dollars in thousands)
The following table sets forth certain information related to the Company's average balance sheet.
It reflects the average yield on assets and average cost of liabilities for the periods indicated, as derived by dividing income or expense by the average daily balance of assets or liabilities, respectively, for the periods indicated.

                                                                   THREE MONTHS ENDED
                                -----------------------------------------------------------------------------------
                                               SEPT 30, 2000                             SEPT 30, 1999
                                -----------------------------------------     ---------------------------------
                                   AVERAGE                     AVERAGE        AVERAGE                AVERAGE
                                   BALANCE        INTEREST    YIELD/COST      BALANCE    INTEREST   YIELD/COST
INTEREST-EARNING ASSETS:        -----------------------------------------     ---------------------------------
  Commercial Loans (A)(B)         $32,443         $   693         8.54%      $ 13,160   $    238      7.23%
  Multi-Family Loans (B)          146,186           2,973         8.13         99,598      1,968      7.90
  Commercial Real Estate (A)(B)    67,087           1,386         8.26         64,989      1,352      8.32
  Construction Loans (B)           44,970           1,271        11.31         43,270        987      9.12
  Commercial/Muni Leases           10,787             166         6.17         29,178        459      6.30
  Mortgage Loans (A)(B)           125,082           2,343         7.49        125,775      2,273      7.23
  Consumer Loans (A)               52,530           1,222         9.30         45,176        977      8.65
  Securities                       48,148             735         6.11         72,018      1,046      5.81
  Mortgage-Backed and
    Related Securities             15,086             261         6.93         20,875        358      6.86
  Other Investments                   625              10         6.57          2,082         25      4.80
                                -----------------------------------------   ----------------------------------
Total Interest-Earning Assets    $542,944         $11,060         8.15%      $516,121   $  9,683      7.50%
Non-Interest Earning Assets        16,503                                      21,987
                                -----------------------------------------   ----------------------------------
TOTAL ASSETS                     $559,447                                    $538,108
                                =========================================  =======================================
INTEREST-BEARING LIABILITIES:
  Interest-Bearing Checking      $ 23,300         $    66         1.13%      $ 21,813   $     58      1.06%
  Savings                          45,967             289         2.52         52,056        328      2.52
  Money Market                    107,699           1,611         5.98         86,816      1,007      4.64
  Certificates of Deposits        159,864           2,379         5.95        171,456      2,262      5.28
  Jumbo CDs                        11,662             185         6.35          8,962        118      5.27
  Purchased CDs                    72,302           1,230         6.80              0          0      0.00
  FHLB Advances                    42,750             670         6.27        107,283      1,486      5.54
  Other Borrowed Funds             12,578             204         6.49         13,336        174      5.22
                                -----------------------------------------  ------------------------------------
Total Interest-Bearing
  Liabilities                    $476,122         $ 6,634         5.57%      $461,722   $  5,433      4.71%

Non-Interest Bearing Deposits      24,026                                      17,964
Other Liabilities                  12,715                                      12,455
                                -----------------------------------------   ----------------------------------
TOTAL LIABILITIES                $512,863                                    $492,141
                                -----------------------------------------   ----------------------------------
Stockholders' Equity               46,584                                      45,967
                                -----------------------------------------   ----------------------------------
TOTAL LIABILITIES AND
  STOCKHOLDERS' EQUITY           $559,447                                    $538,108
                                =========================================   ==================================
NET INTEREST INCOME                               $ 4,426                               $  4,250
                                -----------------------------------------   ----------------------------------
NET INTEREST RATE SPREAD (C)                                      2.58%                               2.79%
                                -----------------------------------------   ----------------------------------
NET INTEREST MARGIN (D)                                           3.26%                               3.29%
                                -----------------------------------------   ----------------------------------

(A) Includes cash basis loans.
(B) Includes deferred fees/costs.
(C) Interest Rate Spread is calculated by subtracting the average cost of interest-bearing liabilities from the average rate on interest-earning assets.
(D) Net Interest Margin is calculated by dividing net interest income by average interest-earning assets.


COVEST BANCSHARES INC.
AVERAGE BALANCE SHEET
(Unaudited)
(Dollars in thousands)
The following table sets forth certain information related to the Company's average balance sheet.
It reflects the average yield on assets and average cost of liabilities for the periods indicated, as derived by dividing income or expense by the average daily balance of assets or liabilities, respectively, for the periods indicated.

                                                                    NINE MONTHS ENDED
                                -----------------------------------------------------------------------------------
                                               SEPT 30, 2000                             SEPT 30, 1999
                                -----------------------------------------     ---------------------------------
                                   AVERAGE                     AVERAGE        AVERAGE                AVERAGE
                                   BALANCE        INTEREST    YIELD/COST      BALANCE    INTEREST   YIELD/COST
INTEREST-EARNING ASSETS:        -----------------------------------------     ---------------------------------
  Commercial Loans (A)(B)         $24,635         $ 1,492         8.08%      $ 11,008   $    544      6.59%
  Multi-Family Loans (B)          135,595           8,048         7.91         78,981      4,646      7.84
  Commercial Real Estate (A)(B)    70,879           4,420         8.31         65,221      4,148      8.48
  Construction Loans (B)           43,776           3,569        10.87         39,956      2,684      8.96
  Commercial/Muni Leases           15,077             710         6.28         31,344      1,479      6.29
  Mortgage Loans (A)(B)           127,637           7,130         7.45        132,911      7,196      7.22
  Consumer Loans (A)               52,002           3,505         8.99         44,270      2,820      8.50
  Securities                       51,393           2,329         6.04         71,348      3,082      5.76
  Mortgage-Backed and
    Related Securities             16,690             868         6.93         24,536      1,253      6.80
  Other Investments                 6,526             288         5.90         17,047        596      4.66
                                -----------------------------------------   ----------------------------------
Total Interest-Earning Assets    $544,210         $32,359         7.93%      $516,622   $ 28,448      7.34%
Non-Interest Earning Assets        17,211                                      21,902
                                -----------------------------------------   ----------------------------------
TOTAL ASSETS                     $561,421                                    $538,524
                                =========================================  =======================================
INTEREST-BEARING LIABILITIES:
  Interest-Bearing Checking      $ 22,811         $   190         1.11%      $ 22,346   $    177      1.05%
  Savings                          47,961             899         2.50         52,216        975      2.49
  Money Market                     98,645           4,225         5.71         83,345      2,769      4.43
  Certificates of Deposits        162,460           7,007         5.75        173,015      6,814      5.25
  Jumbo CDs                         9,903             445         5.99          9,629        375      5.20
  Purchased CDs                    57,037           2,816         6.58              0          0      0.00
  FHLB Advances                    70,168           3,206         6.09        115,714      4,710      5.43
  Other Borrowed Funds             12,364             559         6.03          8,248        300      4.85
                                -----------------------------------------  ------------------------------------
Total Interest-Bearing
  Liabilities                    $481,349         $19,347         5.36%      $464,513   $ 16,120      4.63%

Non-Interest Bearing Deposits      22,303                                      16,251
Other Liabilities                  11,312                                      11,296
                                -----------------------------------------   ----------------------------------
TOTAL LIABILITIES                $514,964                                    $492,060
                                -----------------------------------------   ----------------------------------
Stockholders' Equity               46,457                                      46,464
                                -----------------------------------------   ----------------------------------
TOTAL LIABILITIES AND
  STOCKHOLDERS' EQUITY           $561,421                                    $538,524
                                =========================================   ==================================
NET INTEREST INCOME                               $13,012                               $ 12,328
                                -----------------------------------------   ----------------------------------
NET INTEREST RATE SPREAD (C)                                      2.57%                               2.71%
                                -----------------------------------------   ----------------------------------
NET INTEREST MARGIN (D)                                           3.19%                               3.18%
                                -----------------------------------------   ----------------------------------

(A) Includes cash basis loans.
(B) Includes deferred fees/costs.
(C) Interest Rate Spread is calculated by subtracting the average cost of interest-bearing liabilities from the average rate on interest-earning assets.
(D) Net Interest Margin is calculated by dividing net interest income by average interest-earning assets.
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